Exhibit 3(xxviii)

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HJH OVERSEAS L.L.C.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF AUGUST, A.D. 2002, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MONTE MANAGEMENT L.L.C.” TO “HJH OVERSEAS L.L.C.”, FILED THE THIRTY–FIRST DAY OF OCTOBER, A.D. 2002, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HJH OVERSEAS L.L.C.”.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04 : 30 PM 08/16/2002 020522031 – 3559773

CERTIFICATE OF FORMATION

OF

MONTE MANAGEMENT L.L.C.

This certificate of Formation of Monte Management L.L.C. (the “Company”) is made pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”).

The undersigned does hereby certify that:

1.	NAME. The name of the limited liability company is Monte Management L.L.C.

2.	REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the limited liability company in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name and address of the registered agent of the limited liability company for service of process in Delaware required to be maintained by Section 18-104 of the Act is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. Execution. The undersigned has been authorized to execute and file this Certificate of Formation with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on August 16, 2002, to be effective on the date of its filing with the Secretary of State of Delaware.

HEINZ MANAGEMENT COMPANY, a Delaware corporation

By:
Name:	Leonard A. Cullo, Jr.
Title:	Vice President and Treasurer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 10/31/2002 020673348 – 3559773

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

This Certificate of Amendment amends the Certificate of Formation of Monte Management L.L.C. (the “Company”) pursuant to Section 18-202 of the Delaware Limited Liability Company Act (the “Act”).

NAME. The name of the limited liability company is Monte Management L.L.C.

AMENDMENT. The name Monte Management L.L.C. is changed to HJH Overseas L.L.C.

EXECUTION. The undersigned has been authorized to execute and file this Certificate of Amendment with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on October 31, 2002 to be effective on the date of its filing with the Secretary of State of Delaware.

Monte Management L.L.C.
By:	STAR-KIST FOODS, INC., sole member

By:
Name:	Kathryn R. Thomas
Title:	Treasurer Authorized Person